Tauriga Sciences, Inc. Obtains Approval of its Stockholders to Increase its Authorized Common Stock at Special Shareholder Meeting

New York, New York 09/10/2019. — Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), a revenue generating Company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities and equity investments, today announced that its stockholders approved an increase in the number of authorized shares of common stock of the Company from 100,000,000 to 400,000,000 at its Special Meeting of Stockholders held at 9:00am EST on September 10, 2019 at its Corporate Headquarters in Midtown Manhattan (the “Special Meeting”). At the Special Meeting, there were 61,096,335 shares of common stock represented either by proxy or in person of the 75,895,090 shares of common stock entitled to vote, constituting a quorum (80.50% Shares Voted).

The primary purpose of the Special Meeting was to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 100,000,000 shares to 400,000,000 shares (Defined By: Proposal # 001). Of the voted shares, there were 54,457,852 shares, or 89.13%, that voted in favor of the increase of the authorized common stock as recommended by the Board of Directors.

Tauriga’s Chief Executive Officer, Seth M. Shaw, commented, “By successfully amending its number of authorized shares, the Company believes it has established a capital structure conducive to the potential acquisition of businesses or product lines that could enhance its current activities. However, the Company and its Board of Directors continue to be mindful of dilution and will work diligently to curtail future share dilution – to the best of their ability. We wish to thank all Tauriga Sciences Inc. shareholders for their continued support as we focus on building a successful future.”

ABOUT TAURIGA SCIENCES INC.

Tauriga Sciences, Inc. (TAUG) is a revenue generating Company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities. One such opportunity on which the Company has acted, involves the Company having entered into the cannabidiol (or “CBD”) infused chewing gum product business, as more fully described above and in prior press releases. This CBD infused chewing gum product has been branded under the following name: Tauri-Gum™. See also our periodic reports filed by us with the SEC for a more complete description of our business and material agreements that we have entered into. Further, the Company continues to identify and evaluate additional potential opportunities to generate revenue, as well as shareholder value, and leverage its resources and expertise to build a diversified and sustainable business model. Please visit our corporate website at www.tauriga.com.

In addition, on March 11, 2019, the Company announced the official launch of its E-Commerce site - as part of its Tauri-Gum™ commercialization strategy. This site can be accessed by visiting the following URL address: www.taurigum.com

The Company has established corporate offices in both New York City (USA) and Barcelona (Spain).

DISCLAIMER — Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.

Contact:

CONTACT INFORMATION

Tauriga Sciences, Inc.

555 Madison Avenue, 5th Floor

New York, NY 10022

Chief Executive Officer

Mr. Seth M. Shaw

Email: sshaw@tauriga.com

cell # (917) 796 9926

Corp. Website: www.tauriga.com

E-Commerce Website: www.taurigum.com